                                                                    Exhibit 10.1

                           EMPLOYEE STOCK OPTION PLAN

                         OF MACK-CALI REALTY CORPORATION


SECTION 1.  INTRODUCTION.

         1.1 PURPOSE. The 1994 Employee Stock Option Plan was established by Cali Realty Corporation ("Cali") in 1994 as the "1994 Employee Stock Option Plan of Cali Realty Corporation" (the "1994 Employee Stock Option Plan"). The 1994 Employee Stock Option Plan is being amended and restated in its entirety and renamed the "Employee Stock Option Plan of Mack-Cali Realty Corporation (the "Plan") in order to reflect the change of Cali's name to Mack-Cali Realty Corporation in December 1997 in connection with the acquisition of certain office properties from The Mack Company and Patriot American Office Group, to incorporate previously authorized amendments to the Plan and to clarify certain procedures and definitions under the Plan.

         The purpose of the Plan is to advance and promote the interests of Mack-Cali Realty Corporation (the "Corporation") and its Subsidiaries by providing employees, consultants and advisors of the Corporation or its Subsidiaries with an incentive to achieve corporate objectives, to attract and retain employees, consultants and advisors of outstanding competence and to provide such individuals with an equity interest in the Corporation through the acquisition of Common Stock and by providing for payments to such individuals based on the appreciation in value or value of such Common Stock. The Plan, as amended and restated effective as of December 1, 1998, and as set forth herein is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the applicable rules promulgated thereunder.

         1.2 DEFINITIONS. The following definitions are applicable to the Plan:

         (a)      Award.

         "Award" means Options, Restricted Stock, Stock Appreciation Rights
(SARs) or any combination thereof, granted under the Plan.

         (b)      Award Agreement.

         "Award Agreement" means the written agreement by which an Award shall be evidenced.

         (c)      Beneficiary.

         "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 5.8 hereof to receive the amount, if any, payable under the Plan upon the death of a Participant.

         (d)      Board.

         "Board" means the Board of Directors of the Corporation.

         (e)      Change in Control.

         "Change in Control" means that any of the following events has occurred:

         (i) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Corporation, any of its Subsidiaries, or any employee benefit plan sponsored by the Corporation or any of its Subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the Common Stock issued and outstanding immediately prior to such acquisition;

         (ii) any Common Stock is purchased pursuant to a tender or exchange offer other than an offer by the Corporation; or

         (iii) the dissolution or liquidation of the Corporation or the consummation of any merger or consolidation of the Corporation or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Corporation immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than thirty percent (30%) of the voting power of the surviving or acquiring corporation.

PROVIDED, HOWEVER, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred and no rights arising upon a Change in Control described in Sections 2.2(f) and 4.7 hereof shall exist unless
(i) on a Plan wide basis, the Board directs to the contrary by resolution adopted prior to the Change in Control or (ii) on a Participant by Participant basis with respect to individual Participants who have employment or other agreements with the Corporation or any Subsidiary which contain a definition of change in control, the definition of change in control is met under such employment or other agreement and such employment or other agreement specifies that a change in control under such other employment or other agreement will be considered a change in control for purposes of the Plan. Any resolution of the Board adopted in accordance with the provisions of this Section directing that this Section and Sections 2.2(f) and 4.7 hereof or any of such Sections become ineffective may be rescinded or countermanded at any time with or without retroactive effect by such Board.

         (f)      Code.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g)      Committee.

         "Committee" means the committee appointed pursuant to Section 1.3 hereof or if no such Committee is appointed, the Board.

          (h)     Common Stock.

         "Common Stock" means the common stock, $.01 par value per share, of the

Corporation.

         (i)      Corporation.

         "Corporation" means Mack-Cali Realty Corporation.

         (j)      Effective Date.

         "Effective Date" means December 1, 1998, the effective date of the amendment and restatement of the Plan. The 1994 Employee Stock Option Plan was originally effective on August 31, 1994.

         (k)      Eligible Individual.

         "Eligible Individual" means any Key Employee, consultant or advisor of the Corporation or any Subsidiary.

         (l)      Exchange Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under the Exchange Act include references to successor provisions.

         (m)      Fair Market Value.

         "Fair Market Value" means the fair market value of the Common Stock based upon the closing price of a Share as quoted on the New York Stock Exchange at the end of the last business day preceding the Grant Date or other date of determination, as reported in the New York edition of THE WALL STREET JOURNAL.

         (n)      Incentive Stock Option.

         "Incentive Stock Option" means an Option to purchase Common Stock that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

         (o)      Immediate Family.

         "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children and grandchildren.

         (p)      Key Employee.

         "Key Employee" means any employee of the Corporation or any of its Subsidiaries, including any officer or director who is also an employee, who, in the judgment of the Committee, is considered important to the future of the Corporation. Nothing shall limit the Board from designating all or substantially all employees as eligible for grants.

         (q)      Mature Shares.

         "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six (6) months or (ii) has purchased from the open market.

         (r)      Non-qualified Stock Option.

         "Non-qualified Stock Option" means an Option to purchase Common Stock that does not qualify as an Incentive Stock Option.

         (s)      Option.

         "Option" means an Incentive Stock Option or a Non-qualified Stock Option granted under the Plan.

         (t)      Option Price.

         "Option Price" means the purchase price per Share of an Option.

         (u)      Option Term.

         "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee, and consistent with the provisions of the Plan, be extended from time to time.

         (v)      Participant

         "Participant" means an Eligible Individual who has been granted an Award or a Permitted Transferee.

         (w)      Permitted Transferee.

         "Permitted Transferee" means a person to whom an Award may be transferred or assigned in accordance with Section 5.8 hereof.

         (x)      Plan

         "Plan" means the Employee Stock Option Plan of Mack-Cali Realty Corporation, as amended and restated herein, and as may be amended from time to time.

         (y)      Restricted Stock.

         "Restricted Stock" means Shares which are subject to forfeiture if the Participant does not satisfy the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

         (z)      Restricted Period.

         "Restricted Period" means the period of time Restricted Stock are subject to the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

          (aa)    Restrictions.

         "Restrictions" means those restrictions and conditions placed upon Restricted Stock as determined by the Board in accordance with Section 4.2 hereof.

          (bb)    Rule 16b-3.

         "Rule 16b-3" means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

         (cc)     SEC.

         "SEC" means the Securities and Exchange Commission.

         (dd)     Section 16 Participant.

         "Section 16 Participant" means a Participant who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Corporation.

         (ee)     Share.

         "Share" means a share of Common Stock.

         (ff)     Stock Appreciation Right or SAR.

         "Stock Appreciation Right" or "SAR" means a right granted under the Plan in connection with an Option, or separately, to receive the appreciation in value of Shares.

         (gg)     Subsidiary.

         "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Corporation treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation or other entity with respect which the Corporation (i) owns, directly or indirectly, fifty percent (50%) or more of the then outstanding common stock in any corporation or (ii) has a fifty percent (50%) or more ownership interest in any other entity.

         (hh)     10% Owner.

         "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the combined voting power of all classes of capital stock of the Corporation or any Subsidiary where "voting power" means the combined voting power of the then outstanding securities of a corporation entitled to vote generally in the election of directors.

         1.3 ADMINISTRATION. The Plan shall be administered by a committee (the "Committee), which shall consist of two or more directors of the Corporation, all of whom qualify as "Non Employee Directors" as defined in Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect. In the event that the Compensation Committee of the Board (the "Compensation Committee) meets the requirements set forth in this Section 1.3 hereof, such Compensation Committee shall be the Committee hereunder unless otherwise determined by the Board.

         A majority of the members of the Committee shall constitute a quorum.
The

Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

         Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

                  (i)      to select the Participants from Eligible Individuals;

                  (ii) to grant Options and/or Restricted Stock to Participants in such combination and in such amounts as it shall determine and to determine the terms and conditions applicable to each such Award, including the benefit payable under any SAR, and whether or not specific Awards shall be identifiable with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Award;

                  (iii) to determine the amount, if any, that a Participant shall pay for Restricted Stock, the nature of the Restrictions applicable to the Restricted Stock, and the duration of the Restricted Period applicable to the Restricted Stock;

                  (iv) to determine the actual amount earned by each Participant with respect to such Awards, the terms and conditions of all Award Agreements (which need not be identical) and with the consent of the Participant, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law;

                  (v) to determine consistent with the Code whether an Option that is granted to a Participant is a Non-qualified Stock Option or an Incentive Stock Option, the number of Shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable;

                  (vi) to amend any Incentive Stock Option with the consent of the Participant so as to make it a Non-qualified Stock Option;

                  (vii) to cancel, with the consent of the Participant, any outstanding Award(s) and to grant new Award(s) in substitution therefor;

                  (viii) to grant a SAR in connection with the grant of an Option or separately;

                  (ix) to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment or consultancy;

                  (x) subject to the provisions of the Plan, to extend the time during which any Award or group of Awards may be exercised;

                  (xi) to treat all or any portion of any period during which a Participant is on military leave or on an approved leave of absence from the Corporation or a Subsidiary as a period of employment or service of such Participant by the Corporation or any Subsidiary for purposes of accrual of his or her rights under his or her Awards;

                  (xii) to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan including the establishment, amendment or revocation from time to time of guidelines or regulations for the administration of the Plan, to cause appropriate records to be established, and to take all other actions considered necessary or advisable for the administration of the Plan; and

                  (xiii) to take any other action with respect to any matters relating to the Plan for which it is responsible.

         All decisions, actions or interpretations of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

         1.4 PARTICIPATION. The Committee may, in its discretion, grant Awards to any Eligible Individual, whether or not he or she has previously received an Award. Participation in the Plan shall be limited to those Key Employees, consultants and advisors who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. No such Eligible Individuals shall at any time have the right to be a Participant unless selected by the

Committee pursuant to the Plan. No Participant, having been granted an Award, shall have the right to an additional Award in the future unless such Award is granted by the Committee.

         1.5 MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to adjustment in accordance with Section 5.2 hereof, the maximum number of Shares for which grants under the Plan shall be available is 4,980,188. In addition, the Administrative Committee shall have the authority, in its sole discretion, to grant additional Non-qualified Stock Options to a Participant who exercises an Option and pays the exercise price in Common Stock, in a quantity equal to the number of Common Stock delivered to the Corporation upon such exercise. In the event any Awards granted under the Plan shall be forfeited, terminate or expire, the number of Shares subject to such Award, to the extent of any such forfeiture, termination or expiration, shall thereafter again be available for grant under the Plan. The Common Stock distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before such Common Stock is due and distributable.

         1.6 GENERAL CONDITIONS TO GRANTS. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee. All Awards shall be evidenced by an Award Agreement and any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award or in the Participant's employment or other agreement with the Corporation or any Subsidiary.

         SECTION 2. OPTIONS.

         2.1 AWARDS OF OPTIONS. Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Eligible Individuals to whom Incentive Stock Options, or Non-qualified Stock Options, or both, shall be granted and the number of Shares to be granted to each such Eligible Individual; PROVIDED, HOWEVER, that only Key Employees may receive Incentive Stock Options and the aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which any incentive stock options are exercisable for the first time by any Key Employee during any calendar year under all incentive stock option plans of the Corporation and any Subsidiary shall not exceed one hundred thousand dollars ($100,000) or such other limit set forth in Section 422 of the Code (the "Limitations of the Code"). If the aggregate fair market value of such shares exceeds the Limitations of the Code, the excess Shares will be treated as Non-qualified Options under this Plan. In reducing the number of Incentive Stock Options to meet the Limitations of the Code, the most recently granted Incentive Stock Options shall be reduced first. If a reduction of simultaneously granted Options is necessary to meet the Limitations of the Code, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an Incentive Stock Option. In the event that any Incentive Stock Options granted under the Plan fail to meet the requirements for Incentive Stock Options as set forth in the Code, such Incentive Stock Options will be treated as Non-qualified Stock Options under the Plan. In determining the Eligible Individuals who will be granted Options under the Plan, the Committee may consider such individuals' responsibilities, service, present and future value to the Corporation or any Subsidiary and other factors it considers relevant.

         2.2 TERMS AND CONDITIONS OF OPTIONS. Except as otherwise provided in a

Participant's employment or other agreement with the Corporation or any Subsidiary or in an Award Agreement, each Option shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate as set forth in the Award Agreement or the Participant's employment or other agreement with the Corporation or any
Subsidiary:

         (a) OPTION TERM. Each Option shall expire on the tenth (10th) anniversary of the Grant Date (or in the case of an Incentive Stock Option granted to a 10% Owner, on the fifth (5th) anniversary of the Grant Date) or such earlier period specified in the Participant's Award Agreement or employment or other agreement with the Corporation or any Subsidiary. The Committee may extend such Option Term; PROVIDED, HOWEVER, that (i) such extension shall not in any way disqualify the Option as an Incentive Stock Option and (ii) the Option Term, including any such extensions, shall not exceed ten (10) years.

         (b) OPTION PRICE. The Option Price per Share shall be determined by the Committee no later than the Grant Date of any Option; PROVIDED, HOWEVER, (i) in the case of an Incentive Stock Option, the Option Price shall not be less than the Fair Market Value of a Share on the Grant Date, and (ii) in the case of an Incentive Stock Option granted to a 10% Owner, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date, (but in no event less than the par value of a Share).

         (c) EXERCISE OF OPTION. The exercisability of an Option shall be determined by the Committee. Subject to acceleration or early expiration as provided elsewhere in the Plan or in a Participant's employment or other agreement with the Corporation or any Subsidiary, the vesting of any Option granted under the Plan shall be subject to the Participant remaining in the employ of or maintaining a consultancy with the Corporation or any of its Subsidiaries and shall vest (i) in five (5) equal installments of twenty percent (20%) of the amount granted, with the first installment vesting on the December 31st next following the Grant Date and each other installment vesting on each of the next four December 31st thereafter or (ii) in such other amounts over such period of time after the Grant Date as the Committee may designate.

         (d) DISQUALIFYING DISPOSITION. The Award Agreement shall require any Participant who is granted an Incentive Stock Option to notify the Corporation of any disposition of such Shares issued upon the exercise of such Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (a "Disqualifying Disposition", within ten (10) business days after such Disqualifying Disposition.

         (e) PAYMENT OF PURCHASE PRICE UPON EXERCISE. The purchase price as to which an Option shall be exercised shall be paid to the Corporation at the time of exercise either (i) in cash, certified check or wire transfer, (ii) in such other consideration as the Committee deems appropriate, including, but not limited to, loans from the Corporation or a third party, (iii) subject to the approval of the Committee, in Mature Shares already owned by the Participant having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Mature Shares having a total fair market value, as so determined, equal to the purchase price, (iv) subject to the approval of the Committee, in its sole discretion, by delivering a properly executed exercise notice in a form approved by the Committee, together with an irrevocable notice of exercise and irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale or loan proceeds sufficient to pay the purchase price for such Shares, together with the amount of federal, state and local withholding taxes payable by Participant by reason of such exercise, or (v) a combination of the foregoing.

         (f) EXERCISE IN THE EVENT OF TERMINATION OR CHANGE IN CONTROL. Unless otherwise provided in a Participant's employment or other agreement with the Corporation or any Subsidiary or Award Agreement, the following provisions shall apply upon termination of a Participant's employment or consultancy with the Corporation or any Subsidiary:

                  (i) UPON TERMINATION FOR ANY REASON OTHER THAN DUE TO DEATH. If a Participant's employment or consultancy with the Corporation or any Subsidiary shall terminate for any reason other than by reason of his or her death, such Participant may exercise his or her Options, to the extent that such Participant shall have been entitled to do so on the date of such termination, at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) three (3) months after the date of such termination, whichever date is earlier and any portion of any Option granted hereunder that is not vested and exercisable as of the date of the Participant's termination of employment shall automatically expire and be forfeited as of such date of termination.

                  (ii) UPON TERMINATION DUE TO DEATH. In the event a Participant's employment or consultancy shall terminate by reason of his or her death, such Participant's Beneficiary, heirs or estate may exercise his or her Options, to the extent that such Participant, if such Participant had not died, would have been entitled to do so within the calendar year following such Participant's death, at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) one year after the date of death, whichever is earlier and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant's death.

                  (iii) UPON A CHANGE IN CONTROL. In the event a Participant's employment or consultancy shall terminate within six (6) months following a Change in Control, all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such termination and the Participant may exercise all such Options at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) three (3) months after such termination, whichever is earlier.

         (g) TRANSFERABILITY OF INCENTIVE STOCK OPTIONS. No Incentive Stock Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution and during the lifetime of the Participant, shall be exercisable only by the Participant or his or her guardian or legal representative.

         (h) INVESTMENT REPRESENTATION. Each Award Agreement for an Option shall provide that, upon demand by the Committee for such a representation, the Participant (or any person acting under Subsection 2.2(e) hereof) shall deliver to the Committee, at the time of any exercise of an Option or portion thereof, a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Common Stock issued upon exercise of an Option and prior to the expiration of the Option Term shall be a condition precedent to the right of the Participant or such other person to purchase any Common Stock. In the event certificates for Common Stock are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

         (i) PARTICIPANTS TO HAVE NO RIGHTS AS SHAREHOLDERS. No Participant shall have any rights as a shareholder with respect to any Common Stock subject to his or her Option prior to the date of issuance to him or her of such Common Stock.

         (j) OTHER OPTION PROVISIONS. The Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan or any prior plan of the Corporation be terminated.

         2.3 EXERCISE OF OPTIONS. An Option shall be exercised by the delivery to the Corporation during the Option Term of (x) written notice of intent to purchase a specific number of Shares subject to the Option and (y) payment in full of the Option Price of such specific number of Shares.

         SECTION 3.  STOCK APPRECIATION RIGHTS.

         3.1 AWARD OF STOCK APPRECIATION RIGHTS. Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Eligible Individuals to whom SARs shall be granted and the number of Shares to be granted to each such Eligible Individual. When granted SARS may, but need not, be identified with a specific Option (including any Option granted on or before the Grant Date of the SARs) in a number equal to or different from the number of SARs so granted. If SARs are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Award Agreement, the Participant's associated SARs shall terminate upon (x) the expiration, termination, forfeiture or cancellation of such Option, or (y) the exercise of such Option.

         3.2 STRIKE PRICE. The strike price ("Strike Price") of any SAR shall equal, for any SAR that is identified with an Option, the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may (x) specify a higher Strike Price in the Award Agreement or (y) provide that the benefit payable upon exercise of any SAR shall not exceed a percentage of Fair Market Value of a Share on such Grant Date as the Committee shall specify.

         3.3 VESTING OF SARS. Unless otherwise specified in the applicable Award Agreement or in the Participant's employment or other agreement with the Corporation or any Subsidiary, (x) each SAR not identified with any other Award shall become exercisable with respect to 20% of the Shares subject thereto on each of the first five December 31st following the Grant Date of such SAR or in such other amounts and over such other time period as may be determined by the Committee and (y) each SAR which is identified with any other Award shall become exercisable as and to the extent that the Option with which such SAR is identified may be exercised.

         3.4 EXERCISE OF SARS. SARs shall be exercised by delivery to the Corporation of written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement or a Participant's employment or other agreement with the Corporation or any Subsidiary, the exercise of SARs which are identified with Shares subject to an Option shall result in the cancellation or forfeiture of such Option, to the extent of such exercise and any such Shares so canceled or forfeited shall not thereafter again become available for grant under the Plan. The benefit for each SAR shall be equal to (x) the Fair Market Value of the Share on the date of such exercise, minus (y) the Strike Price of such SAR. Such benefit shall be payable in cash (subject to applicable withholding), except that the Committee may provide in the applicable Award Agreement that benefits may be paid wholly or partly in Shares.

         3.5 NO RIGHTS AS SHAREHOLDERS. No Participant shall have any rights as a shareholder with respect to any Common Stock subject to his or her SAR.

         3.6 EXERCISE IN THE EVENT OF TERMINATION OR CHANGE IN CONTROL. Unless otherwise provided in a Participant's employment or other agreement with the Corporation or any Subsidiary or Award Agreement, the following provisions shall apply upon termination of a Participant's employment or consultancy with the Corporation or any

Subsidiary:

                  (i) UPON TERMINATION FOR ANY REASON OTHER THAN DUE TO DEATH. If a Participant's employment or consultancy with the Corporation or any Subsidiary shall terminate for any reason other than by reason of his or her death, such Participant may exercise his or her SARs, to the extent that such Participant shall have been entitled to do so on the date of such termination, at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) three (3) months after the date of such termination, whichever date is earlier and any SARs granted hereunder that are not vested and exercisable as of the date of the Participant's termination of employment shall automatically expire and be forfeited as of such date of termination.

                  (ii) UPON TERMINATION DUE TO DEATH. In the event a Participant's employment or consultancy shall terminate by reason of his or her death, such Participant's Beneficiary, heirs or estate may exercise his or her SARs, to the extent that such Participant, if such Participant had not died, would have been entitled to do so within the calendar year following such Participant's death, at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) one year after the date of death, whichever is earlier and any SARs granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant's death.

                  (iii) UPON A CHANGE IN CONTROL. In the event a Participant's employment or consultancy shall terminate within six (6) months following a Change in Control, all SARs granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such termination and the Participant may exercise all such SARs at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) three (3) months after such termination, whichever is earlier.

         SECTION 4.  RESTRICTED STOCK.

         4.1 AWARDS OF RESTRICTED STOCK. Restricted Stock awarded under this Plan shall be subject to certain Restrictions as provided below. All Restrictions imposed on any such Award of Restricted Stock shall be made by and at the discretion of the Committee, subject to the provisions of the Plan, and are binding on the Corporation and the Participants, their

Beneficiaries and legal representatives.

         4.2 RESTRICTED PERIOD/RESTRICTIONS. At the time each Award of Restricted Stock is granted, the Committee (i) shall establish a Restricted Period within which Restricted Stock awarded to the Participants may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, if any and (ii) may impose such other Restrictions on any Restricted Stock as it may deem advisable.

         4.3 RIGHTS AS STOCKHOLDERS. Except for the conditions outlined in
Section 4.2 hereof, and the forfeiture conditions described in Section 4.5 hereof, each Participant shall have all rights of a holder of Common Stock, including the right to receive all dividends or other distributions made or paid in respect of such Shares and the right to vote such Shares at regular or special meetings of the shareholders of the Corporation.

         4.4 DELIVERY OF SHARES. The certificates for any Restricted Stock awarded to an Eligible Individual under the Plan shall be held (together with a stock power executed in blank by the Eligible Individual) in escrow by the Secretary of the Corporation under the Participant's name in an account maintained by the Corporation until such Shares of Restricted Stock become nonforfeitable or are forfeited. At the conclusion of the Restricted Period or the expiration or attainment of such other Restrictions imposed on any Restricted Stock granted to a Participant, or upon the prior approval of the Committee as described in Section 4.5 hereof, and subject to the satisfaction of the Corporation's withholding obligations described in Section 5.8 hereof, certificates representing such Shares of Restricted Stock shall be delivered to the Participant, or the Beneficiary or legal representative of the Participant, free of the Restrictions set forth in the Award Agreement pursuant to Section
4.2 hereof.

         4.5      TERMINATION OF A PARTICIPANT'S EMPLOYMENT OR CONSULTANCY.

         Unless otherwise provided in the Award Agreement or in the Participant's employment or other agreement with the Corporation or any Subsidiary, the following provisions shall apply upon termination of a Participant's employment or consultancy with the Corporation or any Subsidiary:

                  (i) UPON TERMINATION FOR ANY REASON OTHER THAN DUE TO DEATH. If a Participant's employment or consultancy with the Corporation or any Subsidiary is terminated, except termination due to death, all Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions will be forfeited and become the property of the Corporation on the date of such termination. However, the Committee may, if it, in its sole discretion, determines that the circumstances warrant such action, approve the release of all or any part of the Restricted Stock which would otherwise be forfeited pursuant to this Section, upon such conditions as it shall determine.

                  (ii) UPON DUE TO DEATH. If a Participant's employment or consultancy with the Corporation or a Subsidiary is terminated due to death, all Shares of Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions and which would have been released, if the Participant had not died, within the calendar year following the Participant's death shall be released on the date of such termination as if with respect to such Shares the Restricted Period had ended and the other Restrictions had lapsed and certificates representing such Shares of Restricted Stock shall be delivered to the Participant's Beneficiary or legal representative free from such Restrictions as soon as practicable following such termination and all other Shares of Restricted Stock which would not have been released, if the Participant had not died, within the calendar year following the Participant's death will be forfeited and become the property of the Corporation on the date of such termination.

         4.6 SECTION 83(B) ELECTIONS. A Participant who files an election permitted under Section 83(b) of the Code with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to a Restricted Period or other Restrictions shall notify the Corporation of such election within ten (10) days of making such election and promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

         4.7 CHANGE IN CONTROL. In the event of a Change in Control, all Restricted Periods shall end, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participants free from such Restrictions as soon as practicable following such Change in Control.

         SECTION 5.  GENERAL PROVISIONS

         5.1 GENERAL CREDITOR STATUS. Participants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan; PROVIDED, HOWEVER, that in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or pay cash; PROVIDED, FURTHER, HOWEVER, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

         5.2 CERTAIN ADJUSTMENTS TO SHARES. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, spin-off, split-off, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock of or by the Corporation, the number and kind of Shares available for Awards under the Plan and the number and kind of Shares subject to a Restricted Period or other Restrictions or subject to Options in outstanding Awards and the Option Price or purchase price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent not constituting a "modification" within the meaning of
Section 424(h)(3) of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

         5.3 SUCCESSOR CORPORATION. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         5.4 NO CLAIM OR RIGHT UNDER THE PLAN. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or advisor any right to be retained in the employ of or by the Corporation.

         5.5 AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS. No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board.

         5.6 LISTING AND QUALIFICATION OF COMMON STOCK. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of an Option or pursuant to an Award of Restricted Stock until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

         5.7 WITHHOLDING TAXES. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Awards granted pursuant to the Plan including, but not limited to (i) accepting a remittance from the Participant in cash, or in the Committee's discretion in Mature Shares (ii) deducting the amount required to be withheld from any other amount then or thereafter payable by the Corporation or Subsidiary to a Participant, Beneficiary or legal representative or from any Shares due to the Participant under the Plan, (iii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Common Stock or (iv) any combination of the foregoing. In addition, subject to such rules and regulations as the Committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Common Stock at a rate up to such Participant's maximum marginal tax rate with respect to each such tax by (i) irrevocably electing to have the Corporation deduct from the number of Shares otherwise deliverable in payment of an Award such number of Shares as shall have a value equal to the amount of tax to be withheld, (ii) delivering to the Corporation such portion of the Common Stock delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (iii) delivering to the Corporation such number of Mature Shares or combination of Mature Shares and cash as shall have a value equal to the amount of tax to be withheld.

         5.8      NON-TRANSFERABILITY/DESIGNATION AND CHANGE OF BENEFICIARY.

         (a) An Award granted hereunder shall not be assignable or transferable other than by will or by the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative, except that, subject to Section 2.2(f) hereof, in respect of Incentive Stock Options, a Participant may, if permitted by the Committee, in its discretion, transfer an Award, or any portion thereof, to one or more members of the Participant's Immediate Family.

         (b) Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; PROVIDED, HOWEVER, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         5.9 PAYMENTS TO PERSONS OTHER THAN A PARTICIPANT. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

         5.10 NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this
Section 5.10 shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

         5.11 AMENDMENT OR TERMINATION. Except as to matters that in the opinion of the Corporation's legal counsel require stockholder approval, any provision of the Plan may be modified as to a Participant by an individual agreement approved by the Committee. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; PROVIDED, HOWEVER, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board without the approval of the stockholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the stockholders of the Corporation shall have approved an extension of the Plan beyond such date, the Plan shall terminate and no further Awards shall be made under the Plan after the tenth (10th) anniversary of the original effective date of the Plan specified in Section 5.15 hereof.

         5.12 UNFUNDED PLAN. The Plan is intended to constitute an unfunded deferred compensation arrangement.

         5.13 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of law thereof.

         5.14 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Participant, (b) the terms and provisions of Awards, and (c) the treatment of termination of employment or consultancies.

         5.15 EFFECTIVE DATE. The 1994 Employee Stock Option Plan was originally effective as of August 31, 1994 and was subsequently amended and restated in its entirety effective December 1, 1998.

         5.16 NO ILLEGAL TRANSACTIONS. The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Participants shall not be entitled to exercise or receive benefits under, any Award, and the Corporation shall not be obligated to deliver any Shares or deliver any benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Corporation of any applicable law or regulation.

         5.17 SEVERABILITY. If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.